Exhibit 99.1

For more information contact:

Brian D. Young, President & CEO

United Bancshares, Inc.

1-800-837-8111

TO ALL MEDIA:

FOR IMMEDIATE RELEASE

United Bancshares, Inc. Completes Acquisition of The Ohio State Bank

Company Release – November 17, 2014

COLUMBUS GROVE, Ohio, November 17, 2014 – United Bancshares Inc. ("Company") (NASDAQ: UBOH), parent company of The Union Bank Company. ("Union Bank"; collectively with the Company, "Union"), announced today that it has completed its acquisition of The Ohio State Bank. ("Ohio State Bank"), the wholly-owned subsidiary of Ohio State Bancshares Inc., effective as of the close of business on November 14, 2014, in a cash transaction with a total value of approximately $4,290,237.   The Company and Ohio State Bank had first announced that they had entered into an agreement to merge on July 1, 2014.

The completed acquisition included the merger of Ohio State Bank into Union Bank.  As a result, Ohio State Bank's three full-service banking locations located in Marion and Lewis Center, Ohio will operate as branches of Union Bank.

"We are very pleased to complete this transaction, which expands our presence into desirable new markets in central Ohio," said Brian D. Young, President and Chief Executive Officer of the Company.  "We are thankful for the hard work and dedication of the team members of Union Bank and Ohio State Bank in completing this transaction.  Their talents and commitment will continue to enhance our ability to serve our customers and communities while creating shareholder value.  In the months ahead, we believe Ohio State Bank’s customers will appreciate our commitment to providing access to a locally-owned and operated community bank.”

At September 30, 2014, Ohio State Bank had $84,663,000 in total assets, $64,788,000 in net total loans and $69,540,000 in total deposits.

Performance Trust Capital Partners LLC served as financial advisor to United Bancshares, Inc. and Dinsmore & Shohl LLP served as the Company's legal counsel.  Shumaker, Loop & Kendrick LLP served as legal counsel to Ohio State Bancshares and Rbancshares.

About United Bancshares Inc.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delphos, Findlay, Gibsonburg, Kalida, Leipsic, Lewis Center, Lima, Marion, Ottawa, and Pemberville, Ohio.  Additional information about the Company and information about products and services offered by The Union Bank Company can be found on the Internet at www.theubank.com.

Safe Harbor Statement:

Statements made in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). As a result, actual results may differ materially from the forward-looking statements in this news release.

The Company encourages readers of this press release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from the Company’s website.

END OF RELEASE